UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2017

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2017, Lowe’s Companies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (together, the “Underwriters”), to sell to the Underwriters, who severally have agreed to purchase, $1.5 billion aggregate principal amount of the Company’s 3.100% Notes due May 3, 2027 and $1.5 billion aggregate principal amount of the Company’s 4.050% Notes due May 3, 2047 (together, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-206537) filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2015. The Underwriting Agreement contains customary representations, warranties and covenants by the Company, and customary closing conditions, indemnification rights and termination provisions. The sale of the Notes is expected to close on May 3, 2017.

The Notes will be issued under an Amended and Restated Indenture, dated as of December 1, 1995, between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), as supplemented by a Fourteenth Supplemental Indenture, to be dated as of May 3, 2017, between the Company and the Trustee. A description of the Notes and a description of the underwriting thereof are included in the Company’s Prospectus Supplement, dated as of April 19, 2017 and filed with the Commission on April 21, 2017 pursuant to Rule 424(b)(2) of the Securities Act.

Some of the Underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. In particular, the affiliates of some of the Underwriters are participants in the Company’s senior credit facility described in the Company’s filings with the Commission. Additionally, some of the Underwriters or their affiliates are also acting as dealer managers in the Company’s previously announced tender offer to purchase for cash up to $1.6 billion combined aggregate principal amount of certain of its oustanding notes. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. Further, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference.

Item 8.01	Other Events.

On April 19, 2017, the Company issued a press release announcing the pricing of the Notes, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1
Underwriting Agreement, dated as of April 19, 2017, among Lowe’s Companies, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.

99.1	Press Release, dated April 19, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: April 24, 2017	By:	/s/ Ross W. McCanless
Ross W. McCanless Chief Legal Officer, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of April 19, 2017, among Lowe’s Companies, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.

99.1	Press Release, dated April 19, 2017.